ACCEPTANCE CERTIFICATE
Pursuant to the engine sale agreement dated January 19, 2022 between FINNAIR AIRCRAFT FINANCE OY (“Seller”) and CONTRAIL AVIATION SUPPORT, LLC (“Buyer”) relating to two (2) used CFM56-5B3/2P engines bearing manufacturer’s serial numbers 779923 and 779962 (“Sale Agreement”) Buyer HEREBY UNCONDITIONALLY AND IRREVOCABLY CERTIFIES to Seller that:

1    Buyer has this 15th day of February 2022 inspected the Engine at Châteauroux, France and Buyer confirms that the Engine conforms with the description and is in the condition and equipped as required by the terms of the Sale Agreement;
2    Buyer hereby unconditionally and irrevocably accepts the Engine in an “AS IS WHERE IS” condition with all faults and defects (whether or not discoverable by inspection) and the provisions of Clause 8 of the Sale Agreement are repeated as if set out in full herein; and
3    the condition of the Engine is satisfactory and compliant with the terms of the Sale Agreement in all respects, without reservation or exception, and Buyer has no rights or claims whatsoever against Seller in respect of the condition of the Engine or any of the other matters referred to in Clause 8 of the Sale Agreement.
Capitalised terms in this Acceptance Certificate but not otherwise defined herein shall have the same meaning as used in the Sale Agreement.
Date:     February 15, 2022
By:    __/s/ Joseph G. Kuhn_____________
    Joseph G. Kuhn

Title:     CEO__________________________
Duly authorised, for and on behalf of
CONTRAIL AVIATION SUPPORT, LLC

DocuSign Envelope ID: 9FADC417-3C4B-422A-8D3A-607186B69069

BILL OF SALE
The undersigned, FINNAIR AIRCRAFT FINANCE OY, a company incorporated under the laws of Finland and whose registered office is at Tietotie 9, Helsinki Airport, Helsinki, Finland (“Seller”) is the owner and has full legal and beneficial title to:
one (1) used CFM56-5B3/2P engine bearing manufacturer's serial number 779923 including full QEC (excluding the inlet cowl, fan cowls, thrust reversers, and C-ducts), along with all documents and records pertaining thereto (referred to herein as the “Engine”)
and Seller DOES HEREBY SELL, CONVEY AND TRANSFER all its right, title and interest in and to the Engine to CONTRAIL AVIATION SUPPORT, LLC (“Buyer”) under an engine sale agreement dated January
19th 2022 between Seller and Buyer (“Sale Agreement”), subject to and in accordance with the provisions of the Sale Agreement, to have and to hold the Engine forever.
Further, Seller HEREBY WARRANTS to Buyer that it is the legal and beneficial owner of the Engine and subject to and in accordance with the provisions of the Sale Agreement there is HEREBY CONVEYED to Buyer good and marketable, full legal and beneficial title to the Engine free and clear of Security Interests.
Unless otherwise defined herein or the context requires otherwise, capitalised terms in this Bill of Sale but not otherwise defined herein shall have the same meaning as used in the Sale Agreement (whether defined therein or incorporated therein by reference).
The Engine is sold AS IS and WHERE IS with all faults.
This Bill of Sale and any non-contractual obligations arising out of or in connection with this Bill of Sale shall be governed by and construed in accordance with the laws of England.
IN WITNESS WHEREOF Seller has caused this Bill of Sale to be duly executed at 9:20 UTC this 15th day of February 2022.

EXECUTED by_/s/ Riku Aho _________)
duly authorized on behalf of )
FINNAIR AIRCRAFT FINANCE OY     )